Spindle Names Payments Industry Veteran Brian Bates to Board of Directors

SCOTTSDALE, AZ--(Marketwired – June 14, 2016) - Spindle, Inc., (OTCQB: SPDL) ("Spindle" or "Company"), a leading provider of Unified Commerce solutions, today announced that it has named payments industry veteran Brian Bates to its board of directors. In addition, current board member Frank Knuettel II has been appointed Chairman of the Board.

Brian Bates has nearly 30 years of experience in the telecommunications industry and over 25 years of experience in the payments industry. Mr. Bates has executive management experience operating in both a private and public company environment, also serving in executive capacities with several payments and card processing providers.

Bates previously served as Chief Executive Officer for Solveras Payment Solutions where he was charged with leading the strategic development of the company as well as overseeing the operations and growth of the business. In addition, he was responsible for launching new business and marketing initiatives aligned with the company's overall growth strategy in the payments arena. Under his leadership, Solveras was acquired by TransFirst in 2011.

Prior to being Chief Executive Officer of Solveras, he was President and Chief Operating Officer for Transaction Network Services (TNS), a global payments provider traded on the New York Stock Exchange. Prior to that, Bates was President and Chief Operating Officer for Paylinx, an online payment services provider.

Bates stated, "Spindle has assembled the essential platform elements that I believe represent the future direction of payments. I believe with that with their unified platform, they have strategically positioned themselves for what could be significant growth opportunities. I'm excited to join the Spindle Board of Directors and leverage my long time payment industry knowledge and resources to help create value for both the company and its shareholders."

About Spindle

Spindle is an innovator of unified commerce solutions for consumer-facing merchants of all sizes. It is focused on pioneering new ways for businesses to rapidly integrate mission critical business services, payment acceptance, and mobile marketing services-while empowering location-based merchant discovery, fulfillment and frictionless consumer engagement. Spindle is dedicated to offering cutting-edge solutions that surpass traditional boundaries and allow clients, partners, merchants and consumers to take full advantage of the rapidly emerging mobile economy. Spindle's extensive proprietary intellectual property portfolio-which includes patents pending-encompasses networks, mobile payments, and security. For more information, visit www.spindle.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION

Peyton Jackson

Executive Vice President

Spindle, Inc.

202-517-8707

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